                                                               EXHIBIT (4)(c)(7)

As filed as Exhibit 1.A(5)(e)(vii) with Post-Effective Amendment No. 3 to this Registration Statement on Form S-6 on June 30, 1986.
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METROPOLITAN LIFE INSURANCE COMPANY               (Logo Of Metlife Appears Here)

One Madison Avenue, New York, NY 10010
(212) 578-3185
_____________________________________________

IRA H. SHUMAN
Assistant Vice-President
Personal Insurance Contract Bureau






Re   Forms 37VM-84 and 38VM-84 - Availability of Additional Investment
     Portfolios



Dear Commissioner



Forms 37VM-84 and 38VM-84 are personal annuity contracts which were approved by your Department last year. They are issued as qualified contracts in the IRA (Section 408(b) of the Internal Revenue Code) and SEP (Section 408(k) of the Internal Revenue Code) markets, respectively.

At present, in addition to the Fixed Income Account, there are three investment portfolios available to owners of the above contracts, i.e., the Growth Portfolio, the Income Portfolio and the Money Market Portfolio. Effective August 1, 1986, two additional portfolios will be made available:

1. Discretionary Portfolio - The investment objective of this portfolio is to
   -----------------------
   achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.
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                                     - 2 -



2. GNMA Portfolio - The investment objective of this portfolio is to achieve a
   --------------
   high level of current income while attempting to preserve liquidity and safety of principal, by investing in mortgage-related securities, predominantly those issued by the Government National Mortgage Association, and other debt securities.

   Appropriate revisions have been made to the prospectus which is being filed with the Securities and Exchange Commission. In addition, attached for your information are revised copies of each contract page 4 which contains the descriptions of the various investment divisions.

   A short time ago, we filed endorsement Form R.S. 1043 with your Department. R.S. 1043 amends contract Form 37VM-84 for issue in the non-qualified market. The non-qualified contract provides the same Fixed Income Account and three investment portfolios as the qualified contract. Effective August 1, 1986 (or the approval date of R.S 1043, if later), the Discretionary Portfolio described above will be available with the non-qualified Form 37VM-84 Attached are copies of the revised, non-qualified contract page 4 which contains the investment portfolio descriptions.



Sincerely


/s/Ira H Shuman

Assistant Vice-President
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                                       4


           DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

         THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A
         SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

         DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

         DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

         DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          DIVISION 4 - DISCRETIONARY PORTFOLIO - The investment
                     objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

          DIVISION 5 - GNMA PORTFOLIO - The investment objective of this portfolio is to achieve a high level of current income while attempting to preserve liquidity and safety of principal, by investing in mortgage-related securities, predominantly those issued by the Government National Mortgage Association, and other debt Securities.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED
          PORTFOLIOS.